CONSENT OF COUNSEL

We consent to the reference to our firm under the heading “Legal Counsel” in Post-Effective Amendment No. 4 to the Registration Statement on Form N-2 of Axonic Alternative Income Fund, as filed with the Securities and Exchange Commission on or about February 28, 2023.

KILPATRICK TOWNSEND & STOCKTON LLP

By:	/s/ Jeffrey T. Skinner
Jeffrey T. Skinner, a Partner